Exhibit 99.1

HarborOne Bancorp, Inc. Announces First Quarter 2017 Earnings

Contact: Joseph F. Casey, EVP, COO, CFO

Brockton, Massachusetts (April  20, 2017): HarborOne Bancorp, Inc. (the “Company”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced  first quarter 2017 net income of $2.7 million or $0.09 per share as compared to $2.9 million, or $0.09 per share in the prior quarter and net income of $124,000 in the same quarter last year.

James W. Blake, President and CEO stated, “We are pleased with our strong start in 2017. Continuing the momentum from 2016, commercial real estate loans grew 12% from the prior quarter and 85% from the same quarter in 2016 providing improved margins quarter over quarter and year over year. We expect to continue the execution of our strategic commercial loan growth and look forward to the opportunities that lie ahead in 2017.”

Net Interest Income

The Company’s net interest income was $17.4 million for the quarter ended March 31, 2017, up $877,000, or 5.3%, from $16.6 million for the quarter ended December 31, 2016 and up $3.5 million, or 25.5%, from $13.9 million for the quarter ended March 31, 2016. The interest rate spread and net interest margin on a tax-equivalent basis were 2.83% and 2.99%, respectively, for the quarter ended March 31, 2017 compared to 2.77% and 2.92%, respectively, for the quarter ended December 31, 2016 and 2.60% and 2.72%, respectively, for the quarter ended March 31, 2016.

The increase in net interest income from the previous quarter reflects a $1.1 million, or 5.5% increase in total interest and dividend income offset by an increase of $223,000, or 6.4% in total interest expense. The increase in interest and dividend income is primarily due to the commercial loan growth that provided an increase in average outstanding loans of $56.3 million combined with a 13 basis point increase in yield on loans. The offsetting increase in interest expense is primarily a result of a $68.9 million increase in average interest-bearing deposits and a $34.3 million increase in average FHLB advances coupled with a 2 basis point increase in total cost of funds.

The increase in net interest income over the prior year quarter is primarily due to growth in the Company’s average loan balances to $2.11 billion from $1.80 billion and increases in the yield on loans to 3.78% from 3.59% again primarily driven by commercial loan growth.  Total interest and dividend income increased  $3.7 million, or 21.3%, and total interest expense increased $164,000, or 4.6%.

Noninterest Income

Noninterest income decreased to $11.5 million for the quarter ended March 31, 2017,  down  $7.8 million, or 40.6%, from the quarter ended December 31, 2016. This decrease is primarily due to 49.6% lower mortgage loan originations at Merrimack Mortgage Company, LLC(“Merrimack”) due to rising mortgage interest rates and seasonal fluctuations resulting in an $8.0 million, or 51.8% decrease in mortgage banking income. Mortgage banking income was also impacted by servicing rights fair value adjustments in the amount of a  $442,000 decrease in the first quarter of 2017 compared to $3.0 million increase in the fourth quarter of 2016. Noninterest income increased $392,000, or 3.5%  and mortgage banking income increased $316,000, or 4.5%, as compared to the quarter ended March 31, 2016. Compared to the same quarter prior year, Merrimack’s mortgage originations decreased 16.2% in 2017 however mortgage banking income increased due to a negative servicing rights fair vale adjustment of $2.3 million in the first quarter of 2016.

Noninterest Expense

Noninterest expenses were $24.4 million for the quarter ended March 31, 2017, a decrease of $5.0 million, or 16.9%, from the quarter ended December 31, 2016.  The decrease was primarily due to the decrease in mortgage loan originations which contributed to a decrease of $3.6 million, or 19.3% in compensation and benefits and $1.3 million or 49.7% decrease in loan expense primarily from a decrease in loan closing expense.   Noninterest expense decreased  $152,000, or 0.6%, from the quarter ended March 31, 2016 due in part to a decrease in mortgage banking activity.

Asset Quality

The Company recorded  a $265,000 provision for loan losses for the quarter ended March 31, 2017, $1.5 million for the quarter ended December 31, 2016 and $205,000 for the quarter ended March 31, 2016.  Annually, in the first quarter, the Company adjusts general reserve allocations for commercial real estate and commercial loans based on updated peer data. The updated peer data resulted in lower general reserve rates and reserves on these loan types however, the decrease was partially offset by commercial loan growth.    The provision in the previous quarter was primarily due to commercial loan growth.  Changes in the provision for loan losses are also based on management’s assessment of loan portfolio growth and composition changes, historical charge-off trends, and ongoing evaluation of credit quality and current economic conditions. The allowance for loan losses was $16.9 million, or 0.82%, of total loans at March 31, 2017, compared to $17.0 million, or 0.85%, of total loans, at December 31, 2016 and $13.7 million, or 0.78%, of total loans, at March 31, 2016. Net charge-offs totaled $349,000 for the quarter ended March 31, 2017, or 0.07%, of average loans outstanding on an annualized basis, compared to $320,000 and 0.06% for the quarter ended December 31, 2016 and $209,000 and 0.05% for the quarter ended March 31, 2016.

Nonperforming assets were $23.5 million at March 31, 2017 compared to $22.9 million at December 31, 2016 and $29.7 million at March 31, 2016. Nonperforming assets as a percentage of total assets were 0.91% at March 31, 2017,  0.94% at December 31, 2016 and 1.32% at March 31, 2016. The increase in the first quarter of 2017 is due to a downgrade of a $1.7 million commercial relationship partially offset by decreases in other loan categories.  The reduction from the first quarter of 2016 reflects the Company’s continued efforts to minimize nonperforming assets through diligent collection efforts and prudent workout arrangements.

Balance Sheet

Total assets increased $117.8 million, or 4.8%, to $2.57 billion at March 31, 2017 from $2.45 billion at December 31, 2016. Net loans increased $65.5 million, or 3.3%, to $2.05 billion at March 31, 2017 from $1.98 billion at December 31, 2016. The net increase in loans for the three months ended March 31,  2017 was primarily due to increases of $61.4 million in commercial real estate loans, $10.7 million in construction loans and  $11.3 million in commercial and industrial loans, partially offset by a  decrease of $5.6 million in residential real estate loans and $11.5 million in consumer loans. Loans held for sale decreased $34.5 million, or 39.9%, to $51.9 million at March 31, 2017 from $86.4 million at December 31,  2016 due to the seasonal decrease in residential mortgage originations. Cash and cash equivalents increased $52.2 million, or 103.9%, to $102.4 million at March 31, 2017 from $50.2 million at December 31, 2016 due to a $44.0 million commercial loan payoff that occurred on the last day of the month.

Total deposits increased $120.0 million, or 6.6%, to $1.93 billion at March 31, 2017 from $1.81 billion at December 31, 2016.  Compared to the prior quarter non-certificate accounts increased $98.5 million, brokered deposits increased $23.7 million and term certificate accounts decreased $2.2 million. Borrowings were $275.1 million at March 31, 2017 and December 31, 2016.

Total stockholders’ equity was $332.7 million at March 31, 2017 compared to $329.4 million at December 31, 2016 and $191.9 million at March 31, 2016. The increase from the prior year same quarter reflects the Company’s mutual to stock conversion that was completed on June 29, 2016. As part of the conversion, the Company established an ESOP which acquired 8% of the shares issued in the conversion, including shares contributed to the Foundation. The $11.1 million related to the ESOP is shown as a reduction to stockholders’ equity on the consolidated balance sheet. The tangible common equity to tangible assets ratio decreased to 12.50% at March 31, 2017 from 12.97% at December 31, 2016.  At March 31, 2017, the Company and the Bank exceed all regulatory capital requirements.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, the largest co-operative bank in New England. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Southeastern Massachusetts through a network of 14 full-service branches, two limited service branches, a commercial loan office in Providence, Rhode Island, a residential lending office in Westford, Massachusetts, and 13 free-standing ATMs. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. Merrimack Mortgage Company, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with 34 offices in Massachusetts, New Hampshire and Maine, and also does business in seven additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures.  The Company’s management believes that the supplemental non-GAAP information, which consists of tangible common equity to tangible assets ratio and tangible book value per share is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.  Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2017	2016	2016	2016	2016

Assets

Cash and due from banks	$18,621	$16,464	$15,706	$18,773	$15,268
Short-term investments	83,778	33,751	3,549	11,365	98,991
Total cash and cash equivalents	102,399	50,215	19,255	30,138	114,259

Securities available for sale, at fair value	165,348	136,469	115,397	121,957	120,905
Securities held to maturity, at amortized cost	46,531	47,877	49,213	50,504	62,461
Federal Home Loan Bank stock, at cost	17,863	15,749	15,255	13,078	17,480
Loans held for sale, at fair value	51,932	86,443	114,054	99,697	67,592
Loans:
Residential real estate	765,368	770,935	774,404	773,169	777,034
Commercial real estate	557,174	495,801	450,945	377,386	300,880
Construction	69,134	58,443	40,438	31,414	41,227
Total mortgage loans on real estate	1,391,676	1,325,179	1,265,787	1,181,969	1,119,141
Commercial	111,849	100,501	88,718	82,333	78,666
Consumer	551,603	563,104	555,874	560,144	544,078
Loans	2,055,128	1,988,784	1,910,379	1,824,446	1,741,885
Less: Allowance for loan losses	(16,884)	(16,968)	(15,832)	(14,439)	(13,696)
Net deferred loan costs	9,041	9,931	10,336	10,893	11,357
Net loans	2,047,285	1,981,747	1,904,883	1,820,900	1,739,546
Mortgage servicing rights, at fair value	20,839	20,333	15,534	12,688	12,330
Goodwill and other intangible assets	13,563	13,585	13,607	13,630	13,651
Other assets	100,384	95,892	99,935	104,166	96,544
Total assets	$2,566,144	$2,448,310	$2,347,133	$2,266,758	$2,244,768

Liabilities and Stockholders' Equity

Deposits:
NOW and demand deposit accounts	$392,012	$365,869	$358,628	$339,379	$331,709
Regular savings and club accounts	338,338	316,947	317,198	316,195	312,362
Money market deposit accounts	646,123	595,211	596,377	620,975	651,504
Brokered deposits	77,774	54,045	20,236	—	—
Term certificate accounts	470,490	472,681	442,472	433,685	456,136
Total deposits	1,924,737	1,804,753	1,734,911	1,710,234	1,751,711
Short-term borrowed funds	75,000	80,000	50,000	—	—
Long-term borrowed funds	200,118	195,119	195,120	195,096	269,597
Other liabilities and accrued expenses	33,554	39,054	39,188	37,138	31,579
Total liabilities	2,233,409	2,118,926	2,019,219	1,942,468	2,052,887

Common stock	321	321	321	321	—
Additional paid-in capital	144,555	144,420	144,175	144,107	—
Unearned compensation - ESOP	(11,130)	(11,278)	(11,575)	(11,872)	—
Retained earnings	199,946	197,211	194,275	190,723	191,404
Accumulated other comprehensive income (loss)	(957)	(1,290)	718	1,011	477
Total stockholders' equity	332,735	329,384	327,914	324,290	191,881

Total liabilities and stockholders' equity	$2,566,144	$2,448,310	$2,347,133	$2,266,758	$2,244,768

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share amounts)	2017	2016	2016	2016	2016

Interest and dividend income:
Interest and fees on loans	$19,135	$18,092	$17,144	$16,293	$15,643
Interest on loans held for sale	546	788	866	581	460
Interest on securities	1,216	1,002	988	1,023	1,099
Other interest and dividend income	252	167	164	209	237
Total interest and dividend income	21,149	20,049	19,162	18,106	17,439

Interest expense:
Interest on deposits	2,432	2,283	2,092	2,165	2,170
Interest on borrowed funds	1,285	1,211	1,168	1,289	1,383
Total interest expense	3,717	3,494	3,260	3,454	3,553

Net interest and dividend income	17,432	16,555	15,902	14,652	13,886

Provision for loan losses	265	1,456	1,710	801	205

Net interest income, after provision for loan losses	17,167	15,099	14,192	13,851	13,681

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(442)	2,970	351	(2,163)	(2,288)
Other	7,846	12,404	16,513	13,837	9,376
Total mortgage banking income	7,404	15,374	16,864	11,674	7,088

Deposit account fees	2,845	2,979	3,010	2,928	2,747
Income on retirement plan annuities	110	111	111	108	106
Gain on sale of consumer loans	78	—	—	29	50
Gain on sale and call of securities, net	—	—	—	41	242
Bank-owned life insurance income	257	263	275	274	276
Other income	760	557	609	834	553
Total noninterest income	11,454	19,284	20,869	15,888	11,062

Noninterest expenses:
Compensation and benefits	15,019	18,616	18,902	16,407	15,518
Occupancy and equipment	2,986	2,516	2,458	2,463	2,784
Data processing expenses	1,522	1,557	1,450	1,446	1,414
Loan expense	1,363	2,710	3,316	2,128	1,592
Marketing	482	835	592	607	565
Professional fees	930	822	709	602	577
Deposit insurance	462	208	437	418	403
Prepayment penalties on Federal Home Loan Bank	—	—	—	400	—
Charitable foundation contributions	—	—	—	4,820	—
Other expenses	1,641	2,099	1,745	1,878	1,704
Total noninterest expenses	24,405	29,363	29,609	31,169	24,557

Income (loss) before income taxes	4,216	5,020	5,452	(1,430)	186

Income tax provision (benefit)	1,481	2,084	1,900	(749)	62

Net income (loss)	$2,735	$2,936	$3,552	$(681)	$124

Earnings per common share:
Basic and diluted	$0.09	$0.09	$0.11	N/A	N/A

Weighted average shares outstanding:
Basic and diluted	30,998,163	30,973,588	30,943,808	N/A	N/A

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	Three Months Ended March 31,
(Dollars in thousands, except per share amounts)	2017	2016	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$19,135	$15,643	$3,492	22.3%
Interest on loans held for sale	546	460	86	18.7
Interest on securities	1,216	1,099	117	10.6
Other interest and dividend income	252	237	15	6.3
Total interest and dividend income	21,149	17,439	3,710	21.3

Interest expense:
Interest on deposits	2,432	2,170	262	12.1
Interest on borrowed funds	1,285	1,383	(98)	(7.1)
Total interest expense	3,717	3,553	164	4.6

Net interest and dividend income	17,432	13,886	3,546	25.5

Provision for loan losses	265	205	60	29.3

Net interest income, after provision for loan losses	17,167	13,681	3,486	25.5

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(442)	(2,288)	1,846	80.7
Other	7,846	9,376	(1,530)	(16.3)
Total mortgage banking income	7,404	7,088	316	4.5

Deposit account fees	2,845	2,747	98	3.6
Income on retirement plan annuities	110	106	4	3.8
Gain on sale of consumer loans	78	50	28	56.0
Gain on sale and call of securities, net	—	242	(242)	(100.0)
Bank-owned life insurance income	257	276	(19)	(6.9)
Other income	760	553	207	37.4
Total noninterest income	11,454	11,062	392	3.5

Noninterest expenses:
Compensation and benefits	15,019	15,518	(499)	(3.2)
Occupancy and equipment	2,986	2,784	202	7.3
Data processing expenses	1,522	1,414	108	7.6
Loan expense	1,363	1,592	(229)	(14.4)
Marketing	482	565	(83)	(14.7)
Professional fees	930	577	353	61.2
Deposit insurance	462	403	59	14.6
Other expenses	1,641	1,704	(63)	(3.7)
Total noninterest expenses	24,405	24,557	(152)	(0.6)

Income before income taxes	4,216	186	4,030	2166.7

Income tax provision	1,481	62	1,419	2288.7

Net income	$2,735	$124	$2,611	2105.6%

Earnings per common share:
Basic and diluted	$0.09	N/A	N/A

Weighted average shares outstanding:
Basic and diluted	30,998,163	N/A	N/A

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$2,111,768	$19,681	3.78%	$2,055,444	$18,880	3.65%	$1,803,000	$16,103	3.59%
Investment securities (2)	197,525	1,292	2.65	168,485	1,079	2.55	183,615	1,178	2.58
Other interest-earning assets	67,428	252	1.52	38,912	167	1.71	77,984	237	1.22
Total interest-earning assets	2,376,721	21,225	3.62	2,262,841	20,126	3.54	2,064,599	17,518	3.41
Noninterest-earning assets	124,148			126,899			122,326
Total assets	$2,500,869			$2,389,740			$2,186,925
Interest-bearing liabilities:
Savings accounts	$326,731	151	0.19	$319,166	142	0.18	$301,557	130	0.17
NOW accounts	123,340	19	0.06	124,134	19	0.06	116,866	18	0.06
Money market accounts	627,073	753	0.49	602,263	692	0.46	630,664	704	0.45
Certificates of deposit	469,774	1,350	1.17	458,491	1,339	1.16	458,636	1,318	1.16
Brokered deposit	65,698	159	0.98	39,689	91	0.92	—	—	—
Total interest-bearing deposits	1,612,616	2,432	0.61	1,543,743	2,283	0.59	1,507,723	2,170	0.58
FHLB advances	291,896	1,285	1.79	257,568	1,211	1.87	265,392	1,383	2.10
Total interest-bearing liabilities	1,904,512	3,717	0.79	1,801,311	3,494	0.77	1,773,115	3,553	0.81
Noninterest-bearing liabilities:
Noninterest-bearing deposits	237,056			227,918			191,942
Other noninterest-bearing liabilities	28,981			31,055			29,114
Total liabilities	2,170,549			2,060,284			1,994,171
Total equity	330,320			329,456			192,754
Total liabilities and equity	$2,500,869			$2,389,740			$2,186,925
Tax equivalent net interest income		17,508			16,632			13,965
Tax equivalent interest rate spread (3)			2.83%			2.77%			2.60%
Less: tax equivalent adjustment		76			77			79
Net interest income as reported		$17,432			$16,555			$13,886
Net interest-earning assets (4)	$472,209			$461,530			$291,484
Net interest margin (5)			2.97%			2.91%			2.71%
Tax equivalent effect			0.02			0.01			0.01
Net interest margin on a fully tax equivalent basis			2.99%			2.92%			2.72%
Average interest-earning assets to average interest-bearing liabilities	124.79%			126.62%			116.44%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented.  The yield on investments before tax equivalent adjustments for the quarters presented were 2.50%, 2.37%, and 2.41%, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(In thousands)
Interest-earning assets:
Loans (1)	$2,111,768	$2,055,444	$1,983,249	$1,881,488	$1,803,000
Investment securities (2)	197,525	168,485	166,816	173,731	183,615
Other interest-earning assets	67,428	38,912	18,030	51,257	77,984
Total interest-earning assets	2,376,721	2,262,841	2,168,095	2,106,476	2,064,599
Noninterest-earning assets	124,148	126,899	130,498	131,104	122,326
Total assets	$2,500,869	$2,389,740	$2,298,593	$2,237,580	$2,186,925
Interest-bearing liabilities:
Savings accounts	$326,731	$319,166	$319,202	$317,180	$301,557
NOW accounts	123,340	124,134	120,704	120,702	116,866
Money market accounts	627,073	602,263	612,761	642,758	630,664
Certificates of deposit	469,774	458,491	434,519	446,848	458,636
Brokered deposit	65,698	39,689	549	—	—
Total interest-bearing deposits	1,612,616	1,543,743	1,487,735	1,527,488	1,507,723
FHLB advances	291,896	257,568	232,587	239,245	265,392
Total interest-bearing liabilities	1,904,512	1,801,311	1,720,322	1,766,733	1,773,115
Noninterest-bearing liabilities:
Noninterest-bearing deposits	237,056	227,918	217,930	244,651	191,942
Other noninterest-bearing liabilities	28,981	31,055	32,888	28,887	29,114
Total liabilities	2,170,549	2,060,284	1,971,140	2,040,271	1,994,171
Total equity	330,320	329,456	327,453	197,309	192,754
Total liabilities and equity	$2,500,869	$2,389,740	$2,298,593	$2,237,580	$2,186,925

	Annualized Yield Trend - Quarters Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Interest-earning assets:
Loans (1)	3.78%	3.65%	3.61%	3.61%	3.59%
Investment securities (2)	2.65%	2.55%	2.54%	2.55%	2.58%
Other interest-earning assets	1.52%	1.71%	3.62%	1.63%	1.22%
Total interest-earning assets	3.62%	3.54%	3.53%	3.47%	3.41%

Interest-bearing liabilities:
Savings accounts	0.19%	0.18%	0.17%	0.17%	0.17%
NOW accounts	0.06%	0.06%	0.06%	0.06%	0.06%
Money market accounts	0.49%	0.46%	0.44%	0.45%	0.45%
Certificates of deposit	1.17%	1.16%	1.14%	1.16%	1.16%
Brokered deposit	0.98%	0.92%	2.17%	—%	—%
Total interest-bearing deposits	0.61%	0.59%	0.56%	0.57%	0.58%
FHLB advances	1.79%	1.87%	2.00%	2.17%	2.10%
Total interest-bearing liabilities	0.79%	0.77%	0.75%	0.79%	0.81%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.
(2) Includes securities available for sale and securities held to maturity.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Performance Ratios (annualized):	2017	2016	2016	2016	2016

Return (loss) on average assets (ROAA)	0.44%	0.49%	0.62%	(0.12)%	0.02%

Return (loss) on average equity (ROAE)	3.31%	3.56%	4.34%	(1.38)%	0.26%

Efficiency ratio(1)	84.41%	81.87%	80.46%	101.99%	98.34%

(1)	Represents noninterest expense divided by the sum of net interest income and noninterest income

	At or for the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Asset Quality	2017	2016	2016	2016	2016
(Dollars in thousands)

Total nonperforming assets	$23,471	$22,946	$25,992	$27,770	$29,661

Nonperforming assets to total assets	0.91%	0.94%	1.11%	1.23%	1.32%

Allowance for loan losses to total loans	0.82%	0.85%	0.82%	0.79%	0.78%

Net charge offs	$349	$320	$317	$58	$209

Annualized net charge offs/average loans	0.07%	0.06%	0.07%	0.01%	0.05%

Allowance for loan losses to nonperforming loans	78.17%	80.12%	65.92%	55.52%	49.56%

	March 31,	December 31,	September 30,	June 30,	March 31,
Capital and Share Related	2017	2016	2016	2016	2016

Common stock outstanding	32,120,880	32,120,880	32,120,880	32,120,880	N/A
					$
Book value per share	$10.36	$10.25	$10.21	$10.10	N/A

Tangible book value per share(1)	$9.94	$9.83	$9.79	$9.67	N/A

Tangible common equity / tangible assets(2)	12.50%	12.97%	13.47%	13.79%	7.99%

(1)	This non-GAAP ratio is total stockholders' equity less goodwill and other intangible assets divided by common stock outstanding.
(2)	This non-GAAP ratio is total stockholders' equity less goodwill and other intangible assets to total assets less goodwill and other intangible assets.